As filed with the Securities and Exchange Commission on ______________, 2014

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

deeproot Growth Runs Deep Fund, LLC

(Exact name of registrant as specified in its charter)

Texas	6153	46-5048046
(State or other jurisdiction of incorporation or organization)	(Preliminary Standard Industrial Classification Code Numbers)	(I.R.S. Employer Identification Number)

8200 IH-10 West, Suite 600

San Antonio, Texas 78230

(888) 316-8724

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert J. Mueller
Manager

deeproot Funds, LLC
8200 IH-10 West, Suite 600

San Antonio, Texas 78230

(888) 316-8724

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dennis J. Concilla, Esq.

Carlile Patchen & Murphy LLP

366 East Broad Street

Columbus, Ohio 43215

(614) 228-6135

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ¨

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐

Accelerated filer   ☐

Non-accelerated filer   ☐

Smaller reporting company   ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
______________________________________________________________________________

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
3 Yr - 6% Renewable Unsecured Subordinated Debentures 5 Yr - 7% Renewable Unsecured Subordinated Debentures	1,000 1,000	$10,000 $10,000	$10,000,000 $10,000,000	$1,288.00 $1,288.00

___________________________

The Registrant hereby amends this Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold pursuant to this prospectus until the registration statement of deeproot Growth Runs Deep Fund, LLC filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

deeproot Growth Runs Deep Fund, LLC
8200 IH-10 West, Suite 600

San Antonio, Texas 78230

(888) 316-8724

This prospectus relates to the sale, from time to time of up to:

•

$10,000,000 aggregate principal amount of 3 Yr - 6% Renewable Unsecured Subordinated Debentures; and

•

$10,000,000 aggregate principal amount of 5 Yr - 7% Renewable Unsecured Subordinated Debentures.

The Debentures are being offered on a best efforts basis in a continuous offering which will terminate on December 31, 2014, unless extended by us for an additional 90 days.  Prior to this offering there has been no market for the Debentures and it is not expected that any market will develop. We will not place prospective investors’ monies in escrow or in a separate account.  Upon receipt of the first investor’s funds, those funds will be deposited in our operating account and invested as soon as possible upon sourcing investments in line with our and the Advisor’s investment strategy.

You should read carefully both this prospectus and any prospectus supplement together with the additional information described in this prospectus under “Where You Can Find More Information.”

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

	Offering Price	Selling Commission (1)	Proceeds to Company Per Unit	Proceeds to Company Total(2)
3 Yr - 6% Renewable Unsecured Subordinated Debentures (total aggregate: $10,000,000)	$10,000 Minimum	$400	$9,600	$9,600,000
5 Yr - 7% Renewable Unsecured Subordinated Debentures (total aggregate: $10,000,000)	$10,000 Minimum	$600	$9,400	$9,400,000

_____________________________________________________________________

(1)

The offering will be made on a best efforts basis by __________, as sales agent.  The sales agent’s commission will be 4% with respect to 3 Yr Debentures and 6% with respect to 5 Yr Debentures.

(2)

Assumes all Debentures offered are sold.

The date of this prospectus is __________ , 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

RISK FACTORS

3

FORWARD-LOOKING STATEMENTS

6

USE OF PROCEEDS

7

PLAN OF DISTRIBUTION

8

DESCRIPTION OF THE SECURITIES OFFERED

8

THE TRUST INDENTURE AND THE TRUSTEE

11

Trustee

11

Indenture

13

The Contingent Pledge and Security Agreement

17

OUR BUSINESS

18

Investment Strategy to be Employed

18

Life Settlements

18

Trust Deeds

19

Private Placements

20

Cash and Cash Equivalents

20

RELATED ADVISER AND FEES

20

Related Adviser, Personnel and Relationships

20

Investment Portfolio Advisor

20

Asset Allocation Philosophy

21

Terms of the Investment Advisory Agreement with deeproot-GRD

21

Managers, Officers and Key Employees of deeproot-GRD

23

FINANCIAL & OTHER INFORMATION PROVIDED TO DEBENTURE HOLDERS

24

LEGAL MATTERS

27

WHERE YOU CAN FIND MORE INFORMATION

27

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

27

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

28

You should rely only on the information contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.  We have not authorized any other person to provide you with different information.  The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus are accurate only as of the date such information is presented.  Our business, results of operations and financial condition may have subsequently changed.  You should also read this prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus may be supplemented from time to time to add, update or change the information in this prospectus.  Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement.  Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Internet website maintained by the Securities and Exchange Commission (the “SEC”) or at the SEC’s offices as further discussed under “Where You Can Find More Information.”

Except as otherwise indicated or unless the context requires, as used in this prospectus, references to “deeproot-GRD,”, “company”, “we”, “us” and “our” refer to deeproot Growth Runs Deep Fund, LLC, a Texas limited liability company.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus.  It may not contain all of the information that is important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, including “Risk Factors” and the documents incorporated by reference into this prospectus, which are described under “Where You Can Find More Information”.

The Company

deeproot Growth Runs Deep Fund, LLC (“deeproot-GRD”) is a limited liability company formed under the Texas Limited Liability Act pursuant to Articles of Organization filed on February 25, 2014.  Our principal place of business is located at the office of deeproot Funds, LLC, (the “Manager”), 8200 IH-10 West, Suite 600, San Antonio, Texas 78230 and its telephone number is (888) 316-2935.

We will invest capital in a number of asset classes including Trust Deeds which are collateralized with real estate and tangible improvements or assets thereon; life settlements or ownership of life insurance policies insuring the lives of persons not employed or affiliated with us; illiquid investments in privately held companies which are typically not collateralized; and cash and cash equivalents.  In order to obtain capital to invest, we are offering two different types of debt securities, each designed to meet different needs of investors:

3 Yr - 6% Renewable Unsecured Subordinated Debentures

5 Yr - 7% Renewable Unsecured Subordinated Debentures

The 3 Yr – 6% Debentures bear interest at the rate of 6 percent per annum over the three year term of the investment, with all Principal and Interest to be paid at the Maturity Date.

The 5 Yr – 7% Debentures bear interest at the rate of seven percent (7%) per annum over the five year term of the investment, with all Principal and Interest to be paid at the Maturity Date.  They also include a ten percent (10%) Principal Bonus credited on Deposit.  Holders of the 5 Yr - 7% Debentures may request an early withdrawal of principal or accrued interest.  In the event of early withdrawal, penalties will apply.

Terms Applicable to 3 Yr - 6% Debentures:

Renewable:  All 3 Yr - 6% Debentures offered hereunder automatically renew for an additional term of equal length at an interest rate equal to one percent (1%) per annum higher than the previous term for the first two renewal terms.  The maximum number of additional terms is three (12 years maximum), and the maximum interest rate allowable upon successive renewals is eight percent (8%) per annum. In order to be paid at the Maturity Date, Debenture purchasers (“Holders”) must give notice of their desire not to renew during the 60 day window in advance of the Maturity Date, and will be paid all principal and accrued interest within 60 days after the Maturity Date.  If renewed, all other terms continue, and the Maturity Date will be reset to a date equal to the prior Maturity Date plus an additional three year term.  A Maturity Date at the expiration of twelve years is mandatory.  For example, a Holder who allows the 3 Yr - 6% Debenture to renew to the maximum term of twelve years, would receive internal compounding interest accruals of six percent (6%) per annum for the first term, seven percent (7%) per annum for the second term, and eight percent (8%) per annum for the third and fourth terms.

No Death Benefit / No Renewal Terms After Death:   No custodian, beneficiary, legal representative or assign of the Holder of a 3 Yr - 6% Debenture may request an early withdrawal of principal or accrued interest upon the death of the Holder.  Such custodian(s), beneficiary(ies), legal representative(s), and/or assign(s) are subject to the same registration and Debenture terms upon which the Holder would have been, had such Holder not died.  Provided, however, that upon the end of the term (or renewable term) during which the Holder died, the 3 Yr - 6% Debenture may not be renewed, and all principal and accrued interest will be paid within 60 days after the Maturity Date of such term.

Terms Applicable to 5 Yr - 7% Debentures:

Renewable:  All 5 Yr - 7% Debentures offered hereunder automatically renew for an additional five year term at the same interest rate of seven percent (7%) per annum.  In order to be paid at the Maturity Date, Holders must give notice of their desire not to renew during the 60 day window in advance of the Maturity Date, and will be paid all Principal and accrued interest within 60 days after the Maturity Date.  If renewed, all terms continue, and the Maturity Date will be reset to a date equal to the prior Maturity Date plus an additional five year term.

Large Account Bonus Interest: An additional one percent (1%) of interest per annum will be added to the above stated base interest rate for Holders at each anniversary who invest (and maintain a balance of) more than $1 million.  The Large Account Bonus Interest (or any pro rata portion thereof) ends at the earliest to occur of: the Date of Maturity, the drop of the Holder’s 5 Yr - 7%  Debenture value below $1 million, or [one or more] Early Withdrawals that total more than twenty-five percent (25%) of the 5 Yr - 7%  Debenture.

Front-end Bonus Interest: We will add ten percent (10%) of the initial Principal (or Principal and accrued interest at the commencement of each renewed five year term) as a front-end bonus, credited on day one of the five year term of the 5 Yr - 7% Debenture.  The Front-end Bonus Interest is subject to full recapture (including all accrued interest on such Front-End Bonus Interest) if the Holder requests any Early Withdrawals during the term of the 5 Year Debenture. A Holder shall retain the right to receive the Front-end Bonus Interest on each 5 Year Debenture renewal (even if there was a recapture in a prior term).

Early Withdrawals:  We retain the right to approve or reject written requests for Early Withdrawals of Principal or accrued interest.  If approved, we will impose a penalty equal to: 1) fifteen percent (15%) of the withdrawn amount, 2) loss of all interest that would have been accrued in the year of the withdrawal, 3) [if applicable] recapture of any Front-end bonus and accrued interest on such bonus and 4) [if applicable] loss of the Large Account Bonus Interest.  Notice of the request must be made in writing and [if approved] will be paid within 90 days after the end of the month in which the Early Withdrawal request was received.

No Death Benefit / No Renewal Terms After Death:   No custodian, beneficiary, legal representative or assign of the Holder of a 5 Yr - 7% Debenture may request an early withdrawal of principal or accrued interest upon the death of the Holder.  Such custodian(s), beneficiary(ies), legal representative(s), and/or assign(s) are subject to the same registration and Debenture terms upon which the Holder would have been, had such Holder not died.  Provided, however, that upon the end of the term (or renewable term) during which the Holder died, the 5 Yr - 7% Debenture may not be renewed, and all principal and accrued interest will be paid within 60 days after the Maturity Date of such term.

Additional Contributions:   Holders of all 5 Yr - 7% Debentures have the option to make contributions of additional sums of monies to the Debenture.  Each additional contribution will be subject to the same rate, term and other provisions of the original or renewed Debenture such additional monies were contributed to.  However, the Holder will not receive a Front-end Bonus Interest on any additional contributions under the current Debenture five year term. Interest on each additional contribution of principal will start accruing on a pro rata monthly (per annum) anniversary year basis, commencing on the first day of the next month after the date of receipt of such additional contribution. For example, if an additional contribution was received in June of a given year, and if such debenture had an anniversary date in February of the following year, the pro rata calculation will be for eight months (or 8/12 or 0.667 of the per annum rate) on such additional contribution.

Terms Common to All Debentures:

Unsecured:  While a certain portion of the investment portfolio will be invested in investments which are themselves collateralized and in which deeproot-GRD will hold a security interest, the Holders will not have a direct security interest in the assets of deeproot-GRD.  The Debentures will be issued under an Indenture with a Trustee appointed to represent the interests of Holders.  Upon our default, the Trustee is empowered to seek remedies on behalf of the Holders.

Subordinated:  The Indenture provides that the Debentures are subordinated to Senior Debt and provides that Senior Debt includes any loans financing the purchase of long term assets or shorter term loans financing working capital and operations as typically might be given by a traditional, regulated bank and no other kind of debt. The Indenture requires that a majority of Debenture Holders approve any amendment to the Indenture and that any Holder whose position is compromised by a proposed significant amendment must agree to such amendment.

Illiquid: Notwithstanding the Early Withdrawal provision under the 5 Yr – 7% Debentures, all Debentures are intended to be held to maturity and are therefore illiquid. As such, they are not suitable for emergency, living expenses, other income requirements, or Required Minimum Distributions (RMDs). RMD’s  generally are minimum amounts that a retirement plan account owner must withdraw annually starting with the year that he or she reaches 70 ½ years of age or, if later, the year in which he or she retires. As such, any RMD amount that would have been withdrawn from this Debenture must instead be withdrawn out of Holder’s other qualified accounts.

RISK FACTORS

Prior to making an investment decision, prospective investors should carefully consider, along with all of the other information contained in this prospectus, the following risk factors attendant to this investment, and should consult with their own legal and financial advisers with respect to it:

•

Our Ability or Inability to Employ High Quality Underwriting Standards and Adhere to them in Building the Portfolio

Our ability to find and obtain quality source investments for use in the fund is a mission-critical endeavor.  While we have currently identified readily available sources of high quality investments to pool, there is an inherent risk that such sources could be frustrated by external forces, yield lower quality investments, or dry up entirely.

•

Not Enough Growth (Realized or Unrealized) in Portfolio for us to Provide Fixed Rate of Return

Consistent and predictable growth is ideal in our effort to provide the respective fixed rate of return in the time periods specified.  In the short-term, when overall growth in the value of our portfolio is likely to fall below our obligations to the Debenture Holders, our excess reserves would be expected to cover the deficit.  However, there is a risk that a longer term deficit will exceed our reserves, potentially lower the rate of return that we would be able to pay and cause a default by us with respect to the Debentures.

•

The Imprecise Role of Valuation in Determining Growth of the Fund Portfolio

Because many of our anticipated investments will not be exchanged-traded securities and are instead illiquid investments, we will use both in-house and independent appraisers to value illiquid investments.  Partially from those valuations and from the unrealized gains or losses that are a part of those valuations, we will determine whether our portfolio of investments is sufficient to accrue interest to Holders of Debentures in the amounts they are owed.  The accrual of interest will be an accounting entry based on the valuation of our portfolio until the value of the investment portfolio is realized through maturity of a loan, death of an insured or sale of an asset.  To the extent that an appraiser’s valuation is inaccurate or its judgment is tainted in any way, we may not have an adequate basis for the amount of interest accrued.

The compensation we will pay to any independent appraiser that we might retain will be approved by our sole Manager and based on standard market terms. Such compensation is typically a fixed fee based upon the complexity of the appraisal and time scale for completion, plus any out-of-pocket expenses. The compensation is not typically based on the value of the investment contained in the appraisal nor is it contingent on making a valuation above a certain level or any specific valuation.

•

Inadequate Valuations and Their Effect on Performance of the Debentures

Low valuations of our unrealized investment portfolio will likely lead to a default on a portion or all of the Debentures.  Based upon the large intended allocation of investment funds to life settlements and the fact that the face value of all life settlements purchased for the portfolio will eventually be realized, we believe that Debenture Holders will actually earn the amount owed on any Debenture.  However, in the event of low valuations, the amount actually earned may vary from the amount owed and/or the term of any Debenture may be effectively increased.  The terms of the Trust Indenture allow the Trustee to maximize the value of our portfolio upon a default on Debentures, albeit on a longer time horizon than the original term of the investment.

•

Not Enough Cash or Liquid Assets to Permit Withdrawals as Requested

Reserves are essential to any investment portfolio.  Such reserves will allow us the ability to meet excess overhead and administrative costs, as well as meet obligations to pay withdrawals to the Debenture Holders.  There is always a risk that there could be a time when withdrawal requests are greater than available reserves and investment portfolio income. In that circumstance, either we would delay complying with a withdrawal request beyond the established time frames, or in the worst case scenario, we would not be able to pay a withdrawal request.  Either circumstance would result in a default on the Debenture(s) seeking withdrawal.

•

The Difficulty of Realizing Immediate Value from Illiquid Portfolio Assets on Default

Some of the types of investments that are or will be utilized in our portfolio of investments do not have liquidity features or an available market that would allow us to readily liquidate them.  In the event that our reserves or other liquid investments in our portfolio are insufficient to avoid default on Debentures seeking withdrawal, the Trustee may not be able to promptly realize the value of such illiquid investments on behalf of the Debenture Holders.

•

Risks of Macro Real Estate Market and Local Markets

Any real estate or real property purchased and owned by us is subject to certain market forces in the local, regional and macro areas where such properties are located. Many of these properties are expected to be located in the western U.S. states which continue to experience depressed valuations. While there has been a generally positive trend since 2009, continued price stabilization and appreciation could easily be reversed.  The financial and demand metrics could easily be interrupted or reversed by such events as a national or international financial crisis such as that which began in 2007 - 2008, runaway inflation or other unforeseen economic circumstances. If any of these were to occur, the value of the properties may be significantly diminished, with negative results for our portfolio.

•

Reliance on Key Personnel and Their Skills

The success of any venture is dependent upon the availability of skilled personnel, the appropriate management and investment philosophy and personalities necessary for successful operations.  While we believe that we have adequate and proven resources to assure adequate hiring, supervision and performance of our tasks, there can be no assurance that all needs can be met this way.  Lack of qualified personnel could damage our ability to realize our goals under the business plan.

Our success depends on the skills and abilities of several key principals, particularly G. Russell Hagan and Robert J. Mueller as principals of deeproot Funds, LLC, the company’s manager, and other executive officers.  We currently do not have any employment agreement or any non-compete agreement with any of these individuals.  If any of these individuals were to cease to be involved with deeproot-GRD for any reason (including, but not limited to, death or termination of employment), our success will depend in part on our ability to engage new people of at least equivalent skill.  There is no assurance that we will be able to replace any departed principal, manager or officer.

•

Concentration of Control

Following the completion of this offering, the sole Manager will remain in absolute control of deeproot-GRD. The sole Manager will therefore exercise total control over all aspects of our day-to-day business operations and procedures. This means that Holders of the Debentures will acquire their Debentures subject to the risks associated with not having control of deeproot-GRD.  Our officers and Manager have complete discretion concerning all aspects of our business, including complete control of the asset allocations, selection of investments and assets, oversight of the purchases and sales of investments and assets, general business planning, and other ongoing business operations. Our management will continue to follow accepted business procedures and use their best efforts to implement our business plan.  However, the officers and Manager have discretion to modify our asset allocation and asset makeup within broad guidelines should economic or business conditions, or opportunities, dictate.

•

Some Agreements, Including Those Involving Compensation, Not at Arms-Length

As described below, deeproot-GRD will receive any returns from its pool of investments over the returns due and payable to Holders of the Debentures.  The return to deeproot-GRD is potentially large and the magnitude of this return has been determined without the benefit of arms-length bargaining.

•

The Risks of Purchasing Debentures issued by a New, Small Financial Services Business

Unlike more well established private equity funds or mutual funds, deeproot-GRD has no prior business operating history.  Although the Principals of the Manager have experience in investing in the asset categories in which we intend to invest, there can be no guarantee that we will have an asset base of any size from which to start to earn income sufficient to repay the Debentures.  Although we intend to develop internal accounting controls and eventually undergo annual audits by independent accountants to ensure proper handling of the principal invested by Holders in the Debentures and the return earned on that principal, we cannot do so unless and until we have operations over a certain period of time.  Similarly, although we intend to eventually engage a third party Trustee and perhaps an institutional Trustee to act on behalf of Debenture Holders, we cannot attract more independent persons or entities to act at Trustee at this time.  The potential lack of internal accounting controls, the application of accounting discipline to the financial results of the investment portfolio and independent Trusteeship in the beginning carries risks for Holders of Debentures.

•

No Minimum Offering; Potential Lack of Diversification

This Offering is not subject to any requirement that a minimum amount of Debentures must be sold.  Therefore, the total amount actually raised in the Offering and the amount of investments we can make is uncertain.  It is possible that we will only be capable of funding several investments, in which case the lack of diversification would increase the risk of loss to Holders of Debentures.  In such a case, the failure of a single investment or decline in a particular investment could substantially and adversely impact our portfolio where the same event with a more diversified portfolio would not adversely impact our investments to the same extent.

•

Federal Income Tax Risks

WE HAVE NOT OBTAINED A LEGAL OPINION CONCERNING THE TAX IMPLICATIONS OF AN INVESTMENT IN THE DEBENTURES. IT IS EACH PROSPECTIVE INVESTOR’S RESPONSIBILITY TO OBTAIN AN INDEPENDENT TAX OPINION CONCERNING THE TAX STATUS OR IMPLICATIONS OF INVESTING IN THE DEBENTURES.  Prospective investors are expected to consult their own tax advisers as to their own tax situation prior to investing in the Debentures.  The cost of such consultation could, depending on the amount thereof, materially increase the cost of investment in the Debentures and decrease any anticipated yield on the investment.  A number of changes in the tax laws have been made and/or are under consideration, and such professional consultation is essential.

•

Risk of Audit

Our federal tax returns may be audited by the IRS. Such audit may result in the challenge and disallowance of some of the deductions or increase in the taxable income described in such returns. No assurance or warranty of any kind can be made with respect to the deductibility or taxability of any such items on our tax return of deeproot-GRD in the event of either an audit or any litigation resulting from an audit. While an audit of deeproot may decrease our ability to perform and repay the Debentures, such an audit should not affect the tax treatment afforded Holders with respect to the Debentures.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the information incorporated by reference into this prospectus, or in other written or oral statements made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to matters such as our industry, business and acquisition strategies, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information.  We have used the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “future” and similar terms and phrases to identify forward-looking statements.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes.  These expectations may or may not be realized.  Some of these expectations may be based upon assumptions or judgments that prove to be incorrect.  In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, results of operations and financial condition.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors.  Although it is not possible to identify all of these factors, they include, among others, the following:

•

the impact of regulatory and licensing changes in our industry;

•

changes in our industry due to economic and political influences;

•

our ability to compete in a competitive industry;

•

our ability to retain and replace key personnel;

•

litigation risks;

•

the potential for us to experience operation losses;

•

the potential for increased interest costs on our existing and future debt; and

•

the other factors discussed in our filings with the SEC.

Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements ultimately prove to be accurate.  Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward looking statements.  We do not intend to update these statements unless we are required by the securities laws to do so.

USE OF PROCEEDS

We expect to receive net proceeds of up to $19,000,000 from the sale of the Debentures, after deducting any Sales Agent’s commissions.  We will use a portion of the offering proceeds to pay organizational and offering expenses (consisting of primarily legal, accounting, marketing and printing expenses) of $100,000 to $200,000.

After payment of these expenses, the proceeds from the sale of Debentures will be used to begin purchasing assets in a number of asset classes including Trust Deeds which are collateralized with real estate and tangible improvements or assets thereon; life settlements or ownership of life insurance policies insuring the lives of persons not employed or affiliated us; illiquid investments in privately held companies; and cash and cash equivalents.

Source of Funds

Assuming Maximum Offering

Sale of Debentures

$  20,000,000

Use of Funds

Investments in Portfolio

$  18,887,000

Offering Expenses

113,000

Sales Agent’s Commissions

1,000,000

Total

$  20,000,000

PLAN OF DISTRIBUTION

We are offering for sale up to $10,000,000 principal amount of 3 Yr-6% Debentures and up to $10,000,000 principal amount of 5 Yr-7% Debentures on a best efforts basis.  The minimum purchase for any investor of 3 Yr-6% Debentures or of 5 Yr-7% Debentures is $10,000. We will not place prospective investors’ monies in escrow or in a separate account.  Upon receipt of the first investor’s funds, those funds will be deposited in our operating account and invested as soon as possible upon sourcing investments in line with our and the Advisor’s investment strategy.

We may enter into Sales Agency Agreements with registered broker dealers (“Sales Agents”) to offer and sell Debentures to the public as our agent.  The Sales Agents will receive commissions equal to four percent (4%) with respect to 3 Yr-6% Debentures and six percent (6%) with respect to 5 Yr-7% Debentures sold by them.

Debentures may be subscribed for by delivering the subscription agreement (the “Subscription Agreement”) attached hereto as Exhibit B, completed and executed, to deeproot-GRD or to the Sales Agent (if we have designated a Sales Agent), on or prior to December 31, 2014, (the “Expiration Date”).  The subscription price is due and payable when the Subscription Agreement is delivered.

There is no current market for the Debentures and there can be no assurance that any market for the Debentures will be established in the future.

DESCRIPTION OF THE SECURITIES OFFERED

The 3 Yr – 6% Debentures bear interest at the rate of six percent (6%) per annum over the three year term of the investment, with all Principal and Interest to be paid at the Maturity Date.

The 5 Yr – 7% Debentures bear interest at the rate of seven percent (7%) per annum over the five year term of the investment, with all Principal and Interest to be paid at the Maturity Date.  They also include a ten percent (10%) Principal Bonus credited on Deposit.  Holders of the 5 Yr - 7% Debentures may request an early withdrawal of principal or accrued interest. In the event of early withdrawal, penalties will apply.

Terms Applicable to 3 Yr - 6% Debentures:

Renewable:  All 3 Yr - 6% Debentures offered hereunder automatically renew for an additional term of equal length at an interest rate equal to one percent (1%) per annum higher than the previous term for the first two renewal terms.  The maximum number of additional terms is three (12 years maximum), and the maximum interest rate allowable upon successive renewals is eight percent (8%) per annum. In order to be paid at the Maturity Date, Debenture purchasers (“Holders”) must give notice of their desire not to renew during the 60 day window in advance of the Maturity Date, and will be paid all principal and accrued interest within 60 days after the Maturity Date.  If renewed, all other terms continue, and the Maturity Date will be reset to a date equal to the prior Maturity Date plus an additional three year term.  A Maturity Date at the expiration of twelve years is mandatory. For example, a Holder who allows the 3 Yr - 6% Debenture to renew to the maximum term of twelve years, would receive internal compounding interest accruals of six percent (6%) per annum for the first term, seven percent (7%) per annum for the second term, and eight percent (8%) per annum for the third and fourth terms.

No Death Benefit / No Renewal Terms After Death: No custodian, beneficiary, legal representative or assign of the Holder of a 3 Yr - 6% Debenture may request an early withdrawal of principal or accrued interest upon the death of the Holder.  Such custodian(s), beneficiary(ies), legal representative(s), and/or assign(s) are subject to the same registration and Debenture terms upon which the Holder would have been, had such Holder not died.  Provided, however, that upon the end of the term (or renewable term) during which the Holder died, the 3 Yr - 6% Debenture may not be renewed, and all principal and accrued interest will be paid within 60 days after the Maturity Date of such term.

Terms Applicable to 5 Yr - 7% Debentures:

Renewable:  All 5 Yr - 7% Debentures offered hereunder automatically renew for an additional five year term at the same interest rate of seven percent (7%) per annum.  In order to be paid at the Maturity Date, Holders must give notice of their desire not to renew during the 60 day window in advance of the Maturity Date, and will be paid all Principal and accrued interest within 60 days after the Maturity Date. If renewed, all terms continue, and the Maturity Date will be reset to a date equal to the prior Maturity Date plus an additional five year term.

Large Account Bonus Interest: An additional one percent (1%) of interest per annum will be added to the above stated base interest rate for Holders at each anniversary who invest (and maintain a balance of) more than $1 million.  The Large Account Bonus Interest (or any pro rata portion thereof) ends at the earliest to occur of: the Date of Maturity, the drop of the Holder’s 5 Yr - 7%  Debenture value below $1 million, or [one or more] Early Withdrawals that total more than twenty-five percent (25%) of the 5 Yr - 7%  Debenture.

Front-end Bonus Interest: We will add ten percent (10%) of the initial Principal (or Principal and accrued interest at the commencement of each renewed five year term) as a Front-end bonus, credited on day one of the five year term of the 5 Yr - 7% Debenture.  The Front-end Bonus Interest is subject to full recapture (including all accrued interest on such Front-end Bonus Interest) if the Holder requests any Early Withdrawals during the term of the 5 Year Debenture. A Holder shall retain the right to receive the Front-end Bonus Interest on each 5 Year Debenture renewal (even if there was a recapture in a prior term).

Early Withdrawals:  We retain the right to approve or reject written requests for Early Withdrawals of Principal or accrued interest.  If approved, we will impose a penalty equal to: 1) fifteen percent (15%) of the withdrawn amount, 2) loss of all interest that would have been accrued in the year of the withdrawal, 3) [if applicable] recapture of any front-end bonus and accrued interest on such bonus and 4) [if applicable] loss of the Large Account Bonus Interest.  Notice of the request must be made in writing and [if approved] will be paid within 90 days after the end of the month in which the Early Withdrawal request was received.

No Death Benefit / No Renewal Terms After Death: No custodian, beneficiary, legal representative or assign of the Holder of a 5 Yr - 7% Debenture may request an early withdrawal of principal or accrued interest upon the death of the Holder.  Such custodian(s), beneficiary(ies), legal representative(s), and/or assign(s) are subject to the same registration and Debenture terms upon which the Holder would have been, had such Holder not died.  Provided, however, that upon the end of the term (or renewable term) during which the Holder died, the 5 Yr - 7% Debenture may not be renewed, and all principal and accrued interest will be paid within 60 days after the Maturity Date of such term.

Additional Contributions:   Holders of all 5 Yr - 7% Debentures have the option to make contributions of additional sums of monies to the Debenture.  Each additional contribution will be subject to the same rate, term and other provisions of the original or renewed Debenture such additional monies were contributed to.  However, the Holder will not receive a Front-end Bonus Interest on any additional contributions under the current Debenture five year term. Interest on each additional contribution of principal will start accruing on a pro rata monthly (per annum) anniversary year basis, commencing on the first day of the next month after the date of receipt of such additional contribution. For example, if an additional contribution was received in June of a given year, and if such debenture had an anniversary date in

February of the following year, the pro rata calculation will be for eight months (or 8/12 or 0.667 of the per annum rate) on such additional contribution.

Terms Common to All Debentures:

Unsecured:  While a certain portion of the investment portfolio will be invested in investments which are themselves collateralized and in which deeproot-GRD will hold a security interest, the Holders will not have a direct security interest in the assets of deeproot-GRD.  The Debentures will be issued under an Indenture with a Trustee appointed to represent the interests of Holders.  Upon our default, the Trustee is empowered to seek remedies on behalf of the Holders.

Subordinated:  The Indenture provides that the Debentures are subordinated to Senior Debt and provides that Senior Debt includes any loans financing the purchase of long-term assets or shorter term loans financing working capital and operations as typically might be given by a traditional, regulated bank and no other kind of debt.  The Indenture requires that a majority of Debenture Holders approve any amendment to the Indenture and that any Holder whose position is compromised by a proposed significant amendment must agree to such amendment.

Illiquid: Notwithstanding the Early Withdrawal provision under the 5 Yr – 7% Debentures, all Debentures are intended to be held to maturity and are therefore illiquid. As such, they are not suitable for emergency, living expenses, other income requirements, or Required Minimum Distributions (RMDs). RMD’s  generally are minimum amounts that a retirement plan account owner must withdraw annually starting with the year that he or she reaches 70 ½ years of age or, if later, the year in which he or she retires. As such, any RMD amount that would have been withdrawn from this Debenture must instead be withdrawn from the Holder’s other qualified accounts.

Setting of Interest Rates on Renewal

The rate of interest on renewal of a particular Debenture will be determined at the time of renewal and then remain fixed for the original or renewal term of the Debenture.  We will establish and may change the interest rates payable for Debentures of various terms and at various investment levels.

We may offer Debentures that earn incrementally higher interest rates when, at the time they are renewed, the aggregate principal amount of the debenture portfolio of the holder increases.  If applicable, the interest rates payable at each level of investment will be set forth in an interest rate supplement to this prospectus.  We may change the interest rate for any or all maturities to reflect market conditions at any time by supplementing this prospectus. If we change the interest rates, the interest rate on debentures issued before the date of the change will not be affected.

Renewal or Repayment on Maturity

If we receive a written withdrawal request from you within the sixty (60) day window prior to the maturity of your Debenture, we will pay you the requested principal and accrued interest within sixty (60) days following the maturity date of your Debenture.  Any written request to fully liquidate your Debenture at maturity must be received within the sixty (60) day window prior to maturity.  Any requests to withdraw monies from your Debenture outside of the 60 day window prior to maturity of your Debenture will be treated as an Early Withdrawal. All requests to withdraw monies from your Debenture must request an immediate withdrawal.  Any requests to withdraw monies from your Debenture which request a withdrawal at a future date or time will be rejected.  If all of the monies in your Debenture are not withdrawn at the maturity of your Debenture, then those remaining monies will renew as further outlined under the terms of the Debentures.

The foregoing options will be available to holders unless and until the Indenture is terminated.  Interest will accrue from the first day of each term.  Each renewed Debenture will retain all its original provisions, including provisions relating to payment, except that the interest rate payable during any renewal term will be the interest rate that is being offered at that time to the same or similar class of other holders with similar aggregate debenture portfolios. If similar Debentures are not then being offered, the interest rate upon renewal will be the rate specified by us on or before the maturity date, or the rate of the existing debenture if no such rate is specified.

No interest will accrue on any requested or withdrawn sums after the maturity date. You should be aware that because payment can be made by multiple forms (i.e. check, ACH/EFT, Wire), monies may not be received by the Holder or in the Holder’s depository account for two to seven, or more, business days following the Payment Date.

THE TRUST INDENTURE AND THE TRUSTEE

Trustee

Under the Indenture Agreement, a Trustee has been appointed to serve as the legal representative of the Holders.  This Trustee shall serve and fulfill all duties and obligations as further outlined in the Indenture and as follows.

Carl E. Spinner is Robert J. Mueller’s uncle. Mr. Spinner has held his license as an independent certified public accountant for almost forty years.  He practices accounting as a solo professional in Burnet, Texas.  Mr. Spinner attended the University of Texas in Austin and completed his undergraduate degree in General and Comparative Studies in 1973 and obtained a Masters in Professional Accounting at the same institution in 1976.  Upon graduation, Mr. Spinner worked for Peat, Marwick and Mitchell, a predecessor of KPMG Peat Marwick, for four years. It’s one of the largest accounting firms in the world.

Mr. Spinner has agreed to serve as the initial Trustee acting on behalf of all Debenture Holders.  He will draw on the skill sets acquired through his accounting experience to advise us and deeproot Funds with respect to setting up internal financial controls which will be necessary, along with at least one (1) year’s operating history, to hire an auditor and begin to produce audited financial statements for us.  As we grow and our investment portfolio becomes larger, it is our intent and Mr. Spinner’s, to transition to a larger, unrelated third-party Trustee organization and eventually to an institutional Trustee which is regulated under state trust laws or state or federal banking laws.

In his role as Trustee in circumstances where we are not in Default with respect to our obligations to Debenture Holders, Mr. Spinner will be involved in the following activities:

•

Recordkeeping, including maintenance of a current and up-to-date list of all Debenture Holders, their addresses and other contact information, authentication and execution of the Debentures themselves, transfer and exchange of Debentures when necessary, and cancellation of the Debentures when they are paid at Maturity.

•

Monitoring, after notice from us, of requests of Debenture Holders for Normal or Early Withdrawals or Withdrawals at Maturity and issuance of new Debentures reflecting new Principal amounts (or recordkeeping regarding the same) if required by the Withdrawal.

•

Monitoring, after receipt from us, of reports concerning our financial position and operations.

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Reporting to Debenture Holders concerning any conflict of interest he may have by virtue of common control of him and us or our Affiliates and any advances he may take from assets of us to pay his compensation as Trustee or in the alternative, any lien he may have against our assets for such compensation.

In his role as Trustee in circumstances where we are in Default with respect to our obligations to any Debenture Holder, Mr. Spinner will have the following powers and be able to take action, as follows:

•

In the event of a Minor Payment Default, the Trustee may

o

bring suit against us for specific performance or damages for failure to pay the amount of Withdrawal requested by any Debenture Holder;

o

foreclose on any security interest that has been perfected under the Contingent Pledge and Security Agreement;

o

seek relief in bankruptcy through a petition for Involuntary Bankruptcy of deeproot-GRD, or

o

if at least ten percent (10%) of the total aggregate amount of Principal is subjected to a Minor Payment Default, then a majority of those Debenture Holders may direct the Trustee to take any or all of the above three actions.

•

In the event of a Major Payment Default, the Trustee may

o

declare all of the issued and outstanding Debentures in default and give notice of acceleration of all Debenture obligations to us and all Debenture Holders;

o

bring suit against us for specific performance or damages for failure to pay the amount of Withdrawal requested by any Debenture Holder;

o

foreclose on any security interest that has been perfected under the Contingent Pledge and Security Agreement;

o

seek relief in bankruptcy through a petition for Involuntary Bankruptcy, or

o

if at least twenty-five percent (25) of the total aggregate amount of Principal is subjected to a Major Payment Default, then a majority of those Debenture Holders may direct the Trustee to take any or all of the above four actions.

The Trustee has the discretion to notify or not notify the remaining Debenture Holders of a Minor Payment Default, based on his assessment of the best interests of all the Debenture Holders.

•

In the event of an Interest Accrual Default, the Trustee may

o

request that we more closely monitor Valuation of its investment portfolio and report to the Trustee on Valuation on at least quarterly or semi-annual intervals;

o

make recommendations to us concerning Valuation methodology, and/or

o

request that we engage more independent Valuation professionals or experts to conduct its annual Valuation.

If we create an Interest Accrual Default that is continuing and remains uncured after thirty (30) days, then the Trustee must give notice to all Debenture Holders that that the annual Valuation of our investment portfolio will not support accrual of the average annual stated interest rates expected to be earned over the stated terms of all Securities under this Indenture.

•

In the event of an Other Default, the Trustee may

o

pursue any remedy available to enforce any provision of the Debentures or the Trust Indenture.

The Trustee is paid by deeproot-GRD through a series of retainers to defray the amount of time he expends in his role as Trustee and transfer of a certain percentage of cash and near cash equivalent investments held in the investment portfolio to enable the Trustee to act independently from us for the benefit of the Debenture Holders.  The percentage of cash and near cash items to be transferred to the Trustee in a Minor Payment Default is the percentage of principal held by the Holders of Defaulted Debentures out of the total aggregate Principal held by all Debenture Holders.  In a Major Payment Default, the amount of cash and near cash items to be transferred from us to the Trustee is one hundred percent of those investments in our portfolio.  The Trustee is charged with using those funds to hire counsel and take other action requiring outside help in pursing remedies on behalf of the Debenture Holders.

The Trustee has a number of rights under the Trust Indenture beyond payment of compensation and a funding source for the amount of money necessary to allow the Trustee to act on behalf of Debenture Holders.  He will have the right to indemnification for taking any actions directed to be taken by the Debenture Holders.  He will also be able to require an Officer’s Certificate from the officers of the Manager of deeproot-GRD regarding the state of deeproot-GRD, its Valuation and other issues reported to it by us.

Indenture

The Indenture is an extension of the terms of the investment which are summarized in the terms of the Debentures offered to investors.  It is an agreement entered into by the Trustee and us for the benefit of all its Debenture Holders.

Covenants

We make four basic promises to Debenture Holders in the Trust Indenture:

1)

We promise to pay interest and/or Principal when due, whether because of a request for Early Withdrawal or for Withdrawal at Maturity.  With respect to any amount of interest or Principal not paid when due, we will pay interest on those amounts at the same rate applicable to the Debenture in Default.

2)

We promise to make available to Holders on request any reports or certificates of compliance that we make available to the Trustee.

3)

We promise to deliver to the Trustee within 105 days after our fiscal year a certificate as to our compliance or lack of compliance with all conditions and covenants in the Indenture which place obligations on us.

4)

We promise to give prompt written notice to the Trustee of any Proceeding such as a lawsuit or bankruptcy filing; any Default, any cure or waiver of a Default and any Senior Debt Payment Default or Senior Debt Default Notice.  Because we also promise to make this information available to Debenture Holders and because the Trustee has independent obligations to give notice to the Debenture Holders in certain circumstances, Debenture Holders have an opportunity to be well informed about events that are critical or may affect the payment of their Debentures as stated.

Defaults, Cures, Trustee Action, and Waivers of Default

Minor Payment Default

A Minor Payment Default is defined as any default in any amount on any Debenture issued under this Indenture so long as the original Principal amount of those Debentures in Default is less than twenty-five percent (25%) of the aggregate original Principal amount of all Debentures outstanding at the time.

A Minor Payment Default can occur as a result of our having insufficient liquid funds to answer requests for Normal or Early Withdrawal or for Withdrawal at Maturity within sixty (60) days of an anniversary date or Maturity Date or within 180 days after the end of the month in which an Early Withdrawal Request is received, each considered the “Payment Date”.  We have ten (10) additional days after the Payment Date to cure such a default.  In fact, it can give notice to both the Holders and the Trustee of its intention to do so.  We might be able to cure such a Default through an additional equity investment in deeproot-GRD or a loan to us from entities in our parent organization or from a third party.  Then, those new funds would be used to make the payments owed on the Debentures.  However, there are no present obligations on any entity in the parent organization to do so.

Once the cure period has expired, we are required to:  1) Notify the Trustee promptly, 2) Promptly perfect the security interest we have already granted to the Trustee in the assets in our investment portfolio and 3) Transfer to the Trustee a percentage of our liquid assets equal to the percentage of aggregate original Principal amount of all Debentures outstanding at the time which are in Default.  (See the terms of the Contingent Pledge and Security Agreement below.)

The Trustee has a range of actions he can take on behalf of the Debenture Holders in a Minor Payment Default, including:

•

bring suit against us for specific performance or damages for failure to pay the amount of Withdrawal requested by any Debenture Holder;

•

foreclose on any security interest that has been perfected under the Contingent Pledge and Security Agreement; and/or

•

seek relief in bankruptcy through a petition for Involuntary Bankruptcy of deeproot-GRD.

If at least ten percent (10%) of the total aggregate amount of Principal outstanding at the time is subjected to a Minor Payment Default, then a majority of the Holders of Debentures in Default may direct the Trustee to take any or all of the above three actions. The same majority may waive the Default.  The Trustee is required to report to all Debenture Holders that a Minor Payment Default has occurred within ninety (90) days after the end of the cure period if it has not already done so.

Major Payment Default

A Major Payment Default is defined as any default in any amount on any Debenture issued under this Indenture so long as the original Principal amount of those Debentures in Default is twenty-five percent (25%) or more of the aggregate original Principal amount of all Debentures outstanding at the time.

A Major Payment Default can occur as a result of our having insufficient liquid funds to answer requests for Normal or Early Withdrawal or for Withdrawal at Maturity within sixty (60) days of an anniversary date or Maturity Date or within 180 days after the end of the month in which an Early Withdrawal Request is received, each considered the “Payment Date”.  We have ten (10) additional days after the

Payment Date to cure such a default.  In fact, we can give notice to both the Holders and the Trustee of our intention to do so.  As with a Minor Payment Default, we might be able to cure such a Default through an additional equity investment in deeproot-GRD or a loan to us from entities in our parent organization or from a third party, which funds would, in turn, be used to make the payments owed on the Debentures.  However, there are no present obligations on any entity in the parent organization to do so.

Once the cure period has expired, we are required to:  1)  Notify the Trustee promptly, 2) If the first Payment Default is a Major Payment Default, promptly perfect the security interest we have already granted to the Trustee in the assets in our investment portfolio and 3) Transfer to the Trustee all of our liquid assets in the investment portfolio.  (See the terms of the Contingent Pledge and Security Agreement below.)

The Trustee has a range of actions he can take on behalf of the Debentures Holders in a Major Payment Default, including:

•

bring suit against us for specific performance or damages for failure to pay the amount of Withdrawal requested by any Debenture Holder;

•

foreclose on any security interest that has been perfected under the Contingent Pledge and Security Agreement;

•

seek relief in bankruptcy through a petition for Involuntary Bankruptcy; and/or

•

declare all Debentures due and owing.

The Trustee is required to report to all Debenture Holders that a Major Payment Default has occurred within thirty (30) days after the end of the cure period if the Trustee has not already done so pursuant to another provision of the Indenture.  At that time, a majority of the Holders of Debentures acting at a duly called meeting or in writing may direct the Trustee to take any or all of the above actions.  The same majority may waive the Default.

Interest Accrual Default

By the terms of the Debentures, we promise to pay each Debenture Holder interest over a three or five year period.  We are committed to obtaining a valuation of our portfolio at least once a year with the help of independent appraisers or experts and to producing a detailed valuation report setting out valuation methodologies, comparable facts in the market place and assumptions used in coming to a Valuation of the investment portfolio.  However, if the Valuation as of the end of every fiscal year arrived at by this process  is not sufficient to allow the crediting in that particular year of the average amount of interest to be earned to the account of every Holder of a Debenture, we will be charged with an Interest Accrual Default.

The Valuation must occur within ninety (90) days of the end of the calendar year or fiscal year for tax purposes (the “Valuation Date”). We also have the option of conducting the Valuation as of the Valuation Date, as well as the end of the previous year.  If the Valuation is insufficient as of the Valuation Date to allow crediting of the average rate of interest per annum to be earned by all Debenture Holders, we have an additional thirty (30) days to cure such a default.  The Contingent Pledge and Security Agreement provides for pledging or granting a security interest in additional assets with a Fair Market Value sufficient to cover the crediting of the average interest amount to be accrued in that particular year and also provides for additional parties to be obligated under its terms.  Either we could pledge additional assets or one of the entities in our parent organization could become a Grantor under the Contingent Pledge and Security Agreement and pledge additional assets.

Once the cure period has expired, we are required to:  1) Notify the Trustee promptly, and 2) If the first

Default is an Interest Accrual Default, promptly perfect the security interest it has already granted to the Trustee in the assets in our investment portfolio.

If we create an Interest Accrual Default that is continuing and remains uncured after thirty (30) days, then the Trustee must give notice to all Debenture Holders that that the annual Valuation of our investment portfolio will not support accrual of the average annual stated interest rates expected to be earned over the stated terms of all Securities under this Indenture. However, the Trustee has some discretion in determining when to give that notice.  In the event of an Interest Accrual Default, the Trustee may:

•

request that we more closely monitor Valuation of its investment portfolio and report to the Trustee on Valuation on at least quarterly or semi-annual intervals;

•

make recommendations to us concerning Valuation methodology; and/or

•

request that we engage more independent Valuation professionals or experts and rely on them to conduct its annual Valuation.

Holders representing a majority of the aggregate Principal amount of the Debentures outstanding at the time have the power to waive an Interest Accrual Default.

Other Defaults

“Other Defaults” are defined as our filing a petition for Voluntary Bankruptcy or consenting to an order in an Involuntary Bankruptcy case or failing to comply with any of our other obligations under the Debentures or the Indenture.  These events only become a Default upon notice by the Trustee to us. Once established as a Default, we have a period of ninety (90) days in which to cure the Default.

Once the cure period has expired, we are required to: 1) Notify the Trustee promptly, and 2) if the Other Default is the first Default and not a Bankruptcy, promptly perfect the security interest we have already granted to the Trustee in the assets in our investment portfolio.  The Trustee is authorized, in response to an Other Default, to pursue any available remedy to enforce the performance of any provision of the Debenture or the Indenture.  It may also maintain a proceeding such as a Bankruptcy case even though it does not possess the Debentures.

Action by a Group of Holders and Independent Action by Debenture Holders

The Holders of Debentures have the ability to act as a group and direct action by the Trustee when: 1) a majority of Holders of Debentures in Default send direction to the Trustee to act within the parameters of the particular kind of Default, and 2) Holders representing a majority of the aggregate Principal amount of the Debentures outstanding at the time send direction to the Trustee to act within the parameters of the Indenture, including a declaration that all Debentures are immediately due and payable or that any existing Default is waived.  However, with respect to waiver of Default, the majority cannot waive a Default without the consent of Holders of Debentures experiencing a Payment Default or contravene or waive any other provision of the Indenture that cannot be amended without the consent of every Holder.

Individual Holders may take their own action, subject to certain prerequisites.  First the Holder must notify the Trustee of a continuing and uncured Default.  The Holders of at least twenty-five percent (25%) of the Principal amount of Debentures directly affected by the Default must request the Trustee to pursue a remedy.  And, the Trustee must either refuse to comply with the request or fail to respond to the request within thirty (30) days.  In addition, the Holders of Debentures representing a majority of the aggregate Principal amount of the Debentures outstanding at the time must not have sent the Trustee a direction which conflicts with the direction given by the twenty-five percent (25%) of the Principal amount of Debentures directly affected by the Default.  Finally, the Holder may not use the Indenture to prejudice the rights of another Holder or obtain a preference or priority over another Holder.  If the Holder can comply with these pre-requisites, he or she can file suit or take other action on their own.  An individual Holder can always petition for commencement of a Bankruptcy case for deeproot-GRD without meeting these pre-requisites but must meet the requirements for pleading a petition and making a claim in bankruptcy.

Rights of Holders

In addition to the ability to act as a group or individually in certain circumstances, the Holders are protected from action of the majority.  Specifically, the Trustee and Holders of a majority of the Principal outstanding at any time may amend the Indenture but cannot make such amendments without the consent of the Holders affected to:

•

Reduce the interest on, change the time for payment of interest on, reduce the Principal amount of or change the Maturity Date of any Debenture.

•

Make any change to the provision for waiver of past Defaults or the provision requiring consent of Holders for amendment to the Indenture or

•

Make any change to Article 10 of the Indenture (relating to Subordination) which adversely affects the rights of any Debenture Holder.

Subordination

The Debentures provide that they will be subordinated to certain kinds of debt that may be entered into by us in the future.  As of the date of this prospectus, we have no other debt than the debt we will incur by signing Debentures in favor of Debenture Holders, this Trust Indenture Agreement, and the Contingent Pledge and Security Agreement.

However, in the future, we may incur “Senior Debt”.  The only type of debt that is identified as “Senior Debt” in the Indenture  consists of  loans for the purchase of certain long term assets such as real estate or loans for the purpose of cash inflows and outflows in our operations that are offered by traditional banking organizations but may be offered by others.  Also typically, these types of lenders require a first priority security interest or lien on all assets of their borrowers.  If we enter into Senior Debt, the claims of the Debenture Holders on us will be subordinate to the claims of Senior Debt lenders.

The Contingent Pledge and Security Agreement

The Debentures are unsecured and subordinated to Senior Debt, if any.  However, we have entered into a Contingent Pledge and Security Agreement with the Trustee on behalf of Debenture Holders.  Under this Contingent Pledge and Security Agreement (also referred to as the “CPSA”), we agree immediately to grant a security interest to the Trustee in all assets it holds in its investment portfolio.  However, in order to maintain flexibility, we have not agreed to immediately perfect that security interest and, therefore, the security interest is not currently enforceable and does not confer a first priority lien right for the benefit of the Debenture Holders.

We intend to invest primarily in life insurance contracts; loans on real estate, both secured and unsecured; and in privately held companies which we believe have great growth potential for equity holders.  Possession of the life insurance contracts and stock held in private companies must be transferred to the Trustee in order for a security interest in them to be perfected.  Because they are largely contract rights, the documentation of the investments and assignments of them are required to be transferred to the Trustee in order to perfect a security interest in them.  We have the obligation from the execution of the Contingent Pledge and Security Agreement forward to begin to collect and gather the information and consents necessary to affect that type of transfer as it begins to make investments and grow its portfolio.

We are only required to perfect a security interest in our entire investment portfolio upon the first occurrence of a Default under the Trust Indenture Agreement.  After a Default continues beyond any cure period, the CPSA requires us to promptly perfect security interests in all of our investment portfolio assets in favor of the Trustee and Debenture Holders.  Whether that security interest has a first, second or possibly third lien priority will depend on whether we enter into Senior Debt before any first Default.  After a first Default, the security interest in favor of the Debenture Holders will be set and available to the Trustee for foreclosure on the first Default and every Default thereafter.

The Contingent Pledge and Security Agreement also provides for the possibility that deeproot-GRD or a new Grantor may pledge additional assets for the benefit of the Trustee and the Debenture Holders.  However, as a practical matter, it is unlikely that there will be any additional assets of deeproot-GRD that are not covered by the initial grant of security interest in favor of the Trustee.  It is possible that the pledge of certain assets by other entities in our parent organization will occur if and when an Interest Accrual Default occurs.  The pledge of additional assets with a Fair Market Value equal to the shortfall in Valuation of our investment portfolio can cure such an Interest Accrual Default.

OUR BUSINESS

Investment Strategy to be Employed

Our sole business is to invest capital in asset classes that provide a higher return and higher risk profile than that typically found in a traditional investment portfolio, while controlling the risk involved through:  1) high quality underwriting and due diligence particularly with respect to illiquid investments within the portfolio; and 2) superior management of cash reserves and liquid investment ratios.  We intend to work toward creating a portfolio composed of roughly sixty percent (60%) invested in life settlements; twenty percent (20%) invested in Trust Deeds (whether whole loans or participation interests) which produce regular income and other income producing securities; ten percent (10%) invested in illiquid positions in private companies with higher potential return; and ten percent (10%) in cash or cash equivalents.

Life Settlements

We will invest in Life Settlements, which are sales to third parties, of existing life insurance contracts held on insurers who are 70 years of age or older.  The policy is purchased for more than their cash surrender value but less than the net death benefits to be paid under the policies.  These Life Settlements will not include policies on the lives of terminally ill patients under the age of 70.  When we acquire such a contract, we pay the policy premiums in return for the receipt of the net death benefit as the new owner and beneficiary under the policy. Investments in these contracts involve certain risks, including liquidity risk, risk of excessive premium payments beyond the insured individual’s life expectancy, credit risk of the insurance company, and inaccurate estimations of life expectancy of the insured individuals. These policies are considered illiquid in that they are bought and sold in a secondary market through life settlement agencies and not on any exchange where settlement of a transaction is required in a timely manner. In the event of a bankruptcy of the insurance carrier for a policy, we may receive reduced or no benefits under the contract. Furthermore, an investor such as us may encounter losses on its investments if there is an inaccurate estimation of the life expectancies.

We will seek to minimize risk by investing in policies issued by a diverse range of highly-rated insurance carriers; and in policies that vary: by life expectancy, by net death benefits, and by annual premium payments. We intend to reduce the life expectancy risk by investing only in contracts where the life expectancy was reviewed by an experienced independent medical professional and/or actuary, as well as by diversifying the investments across insured individuals’ varying ages and medical profiles.

Target Life Settlement Portfolio Summary

Minimum age of insured individuals

70

Life expectancy average

8 years

Targeted internal rate of return

10%/year

Premium reserves

Life Expectancy + 1

Insurance carrier AM Best rating

A- or higher

Second to die policies

< 5% of aggregate acquisition costs

In the past, our principals have purchased life insurance policies through secondary market transactions directly from a middle source provider.  The middle source provider purchased the policy directly from an owner/insured that purchased the life insurance in the primary market. Each policy considered by us will be underwritten by an independent third party medical actuarial firm who will issue a report providing a life expectancy estimate on each insured. We will base our life expectancy estimates on the estimates provided by the actuarial firm plus one year. The policies we will purchase are universal life insurance policies issued by rated life insurance companies. Universal life insurance is a type of permanent life insurance in which premium payments above the cost of insurance are credited to the “cash value” of the policy. The cash value is credited each month with interest based on the terms of the insurance policy agreement.  If a universal life insurance policy were to lapse, the insured or other owner of the policy would nonetheless have a right to receive the cash value of the policy.  Universal life insurance is different from “term” life insurance in that “term” life insurance does not have a cash value associated with it.

The price we will be willing to pay for a policy in the secondary market is primarily a function of: (1) the policy’s face value, (2) the expected actuarial mortality of the insured, (3) the premiums expected to be paid over the life of the insured, and (4) market competition from other Holders.  We seek to earn profits by purchasing policies at discounts to the face value of the insurance benefit. The discounts at which we purchase are expected to exceed the costs necessary to pay premiums, financing and servicing costs through the date of the insured’s mortality. We rely on the actuarial life expectancy assumptions provided to us by third-party medical actuary underwriters to estimate the expected mortality of the insured. We will seek to finance our Life Settlement purchases and the payment of premiums and financing costs through the sale of these Debentures.

Trust Deeds

A Trust Deed investment is a short-term financial agreement between a borrowing business and private investors secured by real property and the tangible improvements or assets thereon. These types of loans are generally not available from traditional business lenders.  There are four parties involved in a trust deed transaction, the Trustor, the Trustee, the Broker and the Beneficiary. The Trustor is the Borrower of the money. The Trustor can be an individual, a trust, or any other lawful entity.  The Trustee is appointed to exercise foreclosure and administrative powers in the event of a default or other need.  The Broker brings together the Trustor and Beneficiaries to effectuate the transaction.  Lastly, the Beneficiary is the investor who places and “loans” the capital to the Trustor through the trust deed transaction.

There are several factors that we consider when choosing to purchase a Trust Deed.  First, we conduct due diligence to determine the experience and reputation of the Broker. Second, we review documentation concerning the liquidity of the Borrower to ensure that the payments can be made consistently and on time. Third, we look for Trust Deeds that have a Loan to Value ratio (“LTV”) of fifty percent (50%) or less that provides a greater likelihood for repayment in the event of a default.

As with any loan, the borrower makes a periodic payment of principle and interest until the trust deed is paid off and released. Most terms range from six months to two years. It is possible that a Borrower could renew a Trust Deed (even beyond two years), but the rate of periodic payments will not change.  If a borrower defaults, our rights include foreclosure and seizure of collateral assets.

We will employ Trust Deeds for three reasons: (1) they provide relatively secure, “above market” periodic payment rates compared to other fixed income investments, (2) they provide a consistent and predictable flow of income to balance the illiquid nature of life settlements, satisfy administrative costs, and build or maintain our reserves, and (3) Trust Deeds to a large extent have lower costs, are easier to maintain, and have a greater collateral value in the event of default.

Private Placements

A private placement is the purchase of an illiquid or restricted investment position in another enterprise which is typically privately held, with the anticipation of significant return of income or capital, if the enterprise is successful. There is an extreme risk of loss in this type of investment. We will seek to minimize this risk by limiting private placements to ten percent (10%) of its total portfolio value.

Cash and Cash Equivalents

We intend to hold reserves and operating accounts in the form of cash (U.S. Dollars) and cash equivalents (e.g. money market accounts, U.S. Treasury instruments).  While we formally assess cash and cash equivalents to ten percent (10%) of the total portfolio value, we are likely to hold more than this percentage in reserve to ensure there is ample liquidity to purchase additional investments and promptly satisfy withdrawal requests.  Cash and cash equivalents earn little interest, and therefore, can be a drain on asset returns. As such, our reserves allow cash and cash equivalents to drop below ten percent (10%) of the total investment portfolio value if we determine, in our sole discretion, that: i) using that capital for another temporary purpose will outweigh the safety consideration of keeping a consistent low return reserve; and ii) the temporary drop in reserves will not affect foreseen expenditures or predictable withdrawal requests.

RELATED ADVISER AND FEES

Related Adviser, Personnel and Relationships

We are advised by deeproot Advisory Services, LLC, a registered investment adviser (the “Adviser”).  The Adviser consists of one Manager, Aaron F. Flores, who is also the Chief Investment Officer.    The sole member of deeproot Advisory Services, LLC is Policy Services, Inc., the parent entity of deeproot Capital Management, LLC, which wholly owns deeproot Funds, LLC which, in turn, wholly owns deeproot-GRD and also is deeproot-GRD’s sole Manager.

Investment Portfolio Advisor

Aaron F. Flores is an investment professional with over seven years of experience in financial advising, wealth management servicing, and securities trading at both USAA Investment Management Company and Citigroup. Aaron is a native Texan from Northwest Texas and earned degrees from Texas Tech University in Business and Spanish.  He holds a Series 65 license and has held the Series 63, and FINRA Series 7 licenses. Aaron also holds the Accredited Asset Management Specialist AAMS® and Chartered Retirement Planning Counselor CRPC® designations from the College for Financial Planning.

Asset Allocation Philosophy

Our asset allocation policy is designed around a three pronged approach to investing:

•

Avoid the unpredictable broader stock and bond market;

•

Invest in assets that are themselves collateralized or backed by a highly rated corporate or governmental entity;  and

•

Adhere to an allocation structure that rewards investors with competitive returns.

This approach is appealing in today’s market. It insulates investors from the external manipulations of the stock and bond markets. It minimizes interest rate fluctuations. It allows a predictable return without risk of loss for liquidity. And it provides multiple layers of protection and safety.

deeproot-GRD is a new approach to the standard industry fixed income product.  By using a blend of capital producing assets to income producing assets, we offer an alternative to the traditional stock and bond market that is prone to unpredictable fluctuations. The end result is a Debenture that rewards investors without compromising integrity and reliability. In furtherance of its guiding philosophy, the Advisor will select suitable investments for its portfolio, which may include: life settlements, trust deeds, commercial real estate, private placements, cash or cash equivalents.

Terms of the Investment Advisory Agreement with deeproot-GRD

The investment advisory agreement between deeproot Advisory Services, LLC and deeproot-GRD provides that deeproot-GRD is the Adviser’s client and has given the Adviser discretionary authority to invest our funds as it sees fit in accordance with our investment objectives.  For those advisory services, the Adviser will earn an investment management fee equal to one percent (1%) per annum of the assets under management (“AUM”).  The investment management fee will be payable on a periodic basis, of at least one payment each semiannual calendar period, based on the invoice of the Advisor and paid to deeproot-GRD.

STRUCTURE, PRINCIPALS AND PERSONNEL

The structure of the ‘fund group’ is set forth in the below diagram providing transparency of the ownership, management, and organization managing our assets.

Policy Services, Inc.
Nevada Corporation
Texas Operations
Ownership: Hagan/Mueller
Operations: Hagan/Mueller
deeproot Capital Management, LLC
Texas LLC
Ownership: Policy Services, Inc.
Operations: Mueller/Hagan
deeproot Funds, LLC
Texas LLC
Ownership: deeproot Capital Management, LLC
Operations: Gunnell / Mueller
deeproot Advisory Services, LLC
Texas LLC
Registered Investment Advisory Firm
Ownership: Policy Services, Inc.
Operations: Fund Advisor
deeproot Growth Runs Deep Fund, LLC
Texas LLC
Ownership: deeproot Funds, LLC
Advisor: deeproot Advisory Services, LLC

Administration Structure & Fee

deeproot Funds, LLC is managed by a Board of Managers. Currently, the sole Manager is deeproot Capital Management, LLC. deeproot Funds, LLC will be responsible for handling all administrative issues including: management of the offering, overseeing and executing asset transactions with the adviser, deeproot Advisory Services, LLC, handling investor relations and correspondence, dealing with renewals and withdrawals by Holders, interfacing with the Trustee on behalf of the Company, responding to marketing requests, dealing with regulatory compliance and related matters with  the Adviser on behalf of us, and providing ongoing information to Debenture Holders, whether online or in paper. For those services, deeproot Funds, LLC will charge nominal administrative fees, as set forth below:

Annual Fee

$0.00

IRA Fee

$0.00

Normal Withdrawal

$100.00

per transaction

Early Withdrawal

$250.00

per transaction + 15% of gross withdrawal + Loss of growth of gross withdrawal

Check Fee

$0.00

Overnight Fee

$25.00

Wire Fee

$40.00

All fees are subject to reasonable changes at any time without prior notice at our sole discretion.

Managers, Officers and Key Employees of deeproot-GRD

G. Russell Hagan

G. Russell Hagan has developed extensive networks of independent financial services professionals both in the continental United States and abroad with extensive travel to Europe and the Middle East. Mr. Hagan has specialized in niche investment products for sophisticated, high-net-worth individuals in the insurance, financial and real estate markets, consistently raising millions of dollars on an annual basis. He has successfully recruited and trained hundreds of independent financial professionals and helped them achieve unprecedented financial success.  Mr. Hagan has experience in alternative investments and is a senior advisor with a well-known New York advisory firm. Mr. Hagan has created numerous, seminar marketing programs for financial representatives, and has been invited to speak at sales seminars for sales professionals and clients alike, as a recognized expert in his area.  Mr. Hagan received his BSBA from the University of Central Missouri, has worked in numerous brokerage houses, with a specialty in Marketing, and holds insurance and real estate licenses. Mr. Hagan, together with Mr. Mueller is responsible for deeproot's product design, marketing, and strategic planning areas. Russ is also a Principal and Vice-President of deeproot Capital Management, the parent company of deeproot Funds.

Robert J. Mueller

Robert J. Mueller is an attorney with over twelve years of experience in the legal and financial industries. Robert earned a B.B.A. in Finance from the University of Texas at San Antonio, while concurrently learning about the financial markets with USAA Investment Management Company. After completing his undergraduate studies, Robert attended St. Mary’s Law School in San Antonio, where he graduated in December 2000.

Robert has since concentrated his legal and financial skills in the area of estate planning, insurance products and investments.  He has personally drafted, delivered, and presented hundreds of simple and complex trust and financial estate plans for his clients.   Robert is a member of the State Bar of Texas, Estate Probate & Trust Law Section of the State Bar of Texas, Texas Young Lawyers Association, San Antonio Bar Association, and is insurance licensed in multiple states.

Mr. Mueller, together with Mr. Hagan is responsible for deeproot's product design, marketing, and strategic planning areas. Mr. Mueller is also a Principal and President of deeproot Capital Management, the parent company of deeproot Funds.

FINANCIAL & OTHER INFORMATION PROVIDED TO DEBENTURE HOLDERS

Financial and historical information about the investments of the Principals’ current investors is available in a secured, login protected area of our website: http://www.deeprootfunds.com.  Login information will be provided upon request.

Available unaudited financial information would contain:

ASSETS

Cash

Cash on hand for placement or in reserves.

Trust Deeds

The aggregate net placement values of trust deeds owned by the Principals’ current investors.

Life Policies

The aggregate net acquisition values of life settlements owned by the Principals’ current investors.

Private Placements

The aggregate net placement amount of equity or options owned by the Principals’ current investors.

Cash Equivalents

The aggregate market value of cash equivalents owned by the Principals’ current investors.

Excess Investment Reserves

The aggregate sum of all unrealized appreciation, growth, or increase in the fair market value of commercial real estate, life policies, private placements over placement or acquisition values as determined by the Principals’ valuation methodologies.

LIABILITIES

Debenture Account Values (Calculated)

The sum of: all Holders’ investment amounts plus additional Holders’ contributions plus the total calculated growth of Holders’ positions through each’s end term.

CYP Excess Administration Expenses

While nearly all administration expenses are expected to be paid by deeproot-GRD out of deeproot-GRD’s portion of the total projected return on its investment portfolio, deeproot-GRD has a right to charge administration expenses to Holders in certain circumstances, as discussed in the “Administration Expenses” section.  At any point in time, those expenses may exceed the realized return on the investment portfolio.

PROJECTIONS

Estimated Receivables 45 Days

The value of potential (but not guaranteed) prospective investor’s capital expected to be received by deeproot-GRD within 45 days of last update.

CYP Fund Income (Projected)

Current year projected income to deeproot-GRD from trust deeds, cash or cash equivalents.

CYP Contingent Liabilities

Current year projected foreseen liabilities to deeproot-GRD that are expected to be assessed against Holders’ positions.

Administration Expenses

Normal administration expenses are paid out of our portion of total projected returns on our investment portfolio and are not assessed against any Holder’s account values unless we neither realize nor accrue income from the investments of the portfolio and are in default of its obligations.  Examples of normal administrative expenses are: operating costs, marketing costs, salaries, bonuses, benefits, etc.

Excess administration expenses are those that are unanticipated but if they occur can be estimated and can be attributable to events such as the Trustee’s actions on behalf of Holders, third-party complaints, or protecting Holders from one or more third parties. Examples of excess administrative expenses are: trustee fees, defensive legal action (defense costs, settlements, judgments or awards against us), prosecutorial legal action (plaintiff costs and fees by us against third party defendant(s)), or other litigation involving Holders’ values.

Return, Compensation and Expenses

Any compensation or return retained by us is derived from multiple sources.  The first source of compensation is derived from income off of Debenture assets that exceed the sums needed for crediting to the Holder’s interests and for administration of Debenture.  The second source of compensation or return is derived from excess capital returns on non-income producing assets that exceed the sums needed for crediting to the Holder’s interests and for administration of Debentures. In exchange for this compensation, we are defraying some expenses which the Holders would normally be responsible for in comparable investment vehicles.  Amongst the expense that we are assuming on the Holder’s behalf are: custodial fees, legal and regulatory compliance costs.  The amount and type of compensation paid to us, as well as the amount and type of expenses paid by us, are a direct reflection of the risk of transacting business and investing in alternative investment classes in today’s marketplace.  The potential magnitude of this allocation has been determined without the benefit of arms-length bargaining.  This means that the amount and type of compensation or return to us and the amount and type of expenses paid by us is without consideration or negotiation.  In our opinion, the risk of loss to us and the fees and charges paid by us (rather than the Holders) are no less favorable than the fees and charges which would be paid under the same or similar circumstances in any comparable offering.

Ongoing Information Disclosure

Holders of Debentures have certain rights to receive ongoing information about the Debenture and financial status of deeproot-GRD. deeproot-GRD has an affirmative duty to provide some ongoing information without need for the Holders’ prior requests.  These include:

•

notice of any Major Payment Default or Interest Accrual Default by us under the Indenture Agreement;

•

copies of any correspondence to/from Trustee that involves a Major Payment Default or Interest Accrual Default by us under the Indenture Agreement;

•

for Holders directly affected, notice of any minor Payment Default by us under the Indenture Agreement;

•

a statement of Holder’s account value at least once annually;

•

a statement of our financial condition and Valuation of the portfolio at least once annually;

•

notice of any adverse regulatory or legal notice, proceeding or decision regarding the deeproot-GRD, and

•

notice of any other event that has a significant potential to negatively affect our ability to return principal and interest to the Holders of the Debentures.

We also have a duty to release certain information only upon request by a Holder.  These include:

•

copies of any correspondence to/from Trustee that does not involve or include proprietary or confidential information;

•

a statement of Holder’s current account value at the time of request; and

•

a statement of the deeproot-GRD’s current financial condition at the time of request.

We retain the right to not release certain information to any Debenture Holder.  This information includes but is not limited to:

•

copies of any confidential, privileged or proprietary information that does not directly involve the Debenture Holder’s interest;

•

any information concerning another Debenture Holder’s interest, and

•

private or non-public information regarding us, any of our officers, any of our employees, or any of our strategic partners, assigns, or third-party administrators.

LEGAL MATTERS

The validity of the Debentures offered by this prospectus has been passed upon for us by Robert J. Mueller, Attorney & Counselor at Law, San Antonio, Texas.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act is permitted to our officers, members, managers and controlling people, we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our officers, members, managers or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Securities Act.  We will be governed by the final adjudication of the issue.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the securities being registered.  All amounts are estimates except the SEC registration statement filing fee.

SEC registration statement filing fee

$     2,576

Legal fees and expenses

$ 100,000

Accounting fees and expenses

$   10,000

     Total

$ 112,576

____________________

Item 14.  Indemnification of Members and Managers

The members, managers and officers of deeproot-GRD and its Manager are fiduciaries for deeproot-GRD.  As fiduciaries, they must exercise good faith and integrity when handling our affairs.  They must make full disclosure of any conflicts of interest or benefit in their dealings with us.  As set forth in the Operating Agreement, the officers and Manager have fiduciary responsibility for the safekeeping and use of our funds and assets and will not use or permit another to use our funds or assets in any manner except for the our benefit.  The officers and Manager may engage in activities similar to or identified to our business, but they must devote such of their time to our business as they determine, in good faith, to be reasonably necessary.

The above described fiduciary duty is both contractual, arising by virtue of the Operating Agreement, and imposed by State common law.

We may indemnify the officers and/or Manager or hold them harmless under certain circumstances.  We will not indemnify the officers and/or Manager of any of their affiliates, agents, attorneys, nor any person acting as securities broker or dealer for any loss or liability suffered by us, unless all of the following conditions are met:

•

the officers or Manager has determined in good faith, that the course of conduct, which caused the loss or liability, was in the best interests of deeproot-GRD;

•

the officers or Manager was acting on behalf of or performing services for deeproot-GRD;

•

such liability or loss was not the result of gross negligence or willful misconduct by the officers or Manager, and

•

such indemnification or agreement to hold harmless is recoverable only out of the assets of deeproot-GRD and not from the members.

Item 15.  Recent Sales of Unregistered Securities

On February 25, 2014, deeproot Growth Runs Deep Fund, LLC was formed as a Texas limited liability company, and deeproot Funds, LLC purchased 100 Membership Interests (“Units”) at a price of $100 per Unit. This transaction was conducted in reliance upon the available exemptions from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D as promulgated by the SEC.

Item 16.  Exhibits and Financial Statement Schedules

The exhibits required to be filed with this Registration Statement are set forth on the Exhibit Index, which is incorporated herein by reference.

Item 17.  Undertakings

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in  the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for purposes of determining any liability under the Securities Act to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

(iv)

any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable knowledge to believe that it meets the requirements of filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Antonio, State of Texas on May ___, 2014.

deeproot Growth Runs Deep Fund, LLC, by

deeproot Funds, LLC, its Manager

By: __________________________________

Robert J. Mueller, Manager

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE:

TITLE

DATE

Manager and Member

Robert J. Mueller

Member

G. Russell Hagan

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

3.1

Certificate of Formation

Filed herewith

3.2

Operating Agreement

Filed herewith

4.1

Trust Indenture

Filed herewith

4.2

Subscription Agreement

Filed herewith

4.3

Specimen 3 Yr - 6% Debenture

Filed herewith

4.4

Specimen 5 Yr - 7% Debenture

Filed herewith

5.1

Opinion of Robert J. Mueller

Filed herewith

23.1

Consent of Robert J. Mueller

Included in Exhibit 5.1 hereto

33